AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                                TOSCO CORPORATION


     Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

     FIRST: The name of the corporation is Tosco Corporation.

     SECOND: The Articles of Incorporation of the corporation were filed by the Secretary of State on the 16th day of September, 1955.

     THIRD: The names and addresses of the original incorporators are as follows:

                  D. C. Smith               -        Carson City, Nevada
                  E. A. Haglund             -        Carson City, Nevada
                  J. L. Foster              -        Carson City, Nevada

     FOURTH: The Board of Directors of the corporation at a meeting duly convened and held on the 19th day of November, 1996, adopted a resolution to amend the original Articles as follows:

     Article FOURTH is hereby amended to read as follows:

                  "FOURTH: The total authorized capital stock of this corporation is One Hundred Ninety-Nine Million, Five Hundred Thousand Dollars ($199,500,000) divided into 250,000,000 shares of Common Stock of the par value of $.75 per share and 12,000,000 shares of Preferred Stock of the par value of $1.00 per share."

     FIFTH: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 43,671,907; that the above change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     SIXTH: The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as follows:

KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and by virtue of the General Corporation Law of the State of Nevada, and all acts amendatory thereof or additional thereto, and we hereby certify:

     FIRST: That the name of this corporation shall be

                               TOSCO CORPORATION.

     SECOND: That the place where its principal office is to be located is at the Virginia & Truckee Building in the City of Carson City, County of Ormsby, State of Nevada, but this corporation may maintain an office in such other place or places as may be from time to time fixed by its Board of Directors or as may be fixed by the By-Laws of said corporation.

     THIRD: That the objects and purposes for which this corporation is formed and the nature of the business to be transacted, promoted or carried on by said corporation are:

          (1) To buy, sell, manufacture, construct, fabricate, store, export and import all kinds, forms and combinations of machinery appliances and apparatus designed or intended for the extraction of petroleum, oil and other hydro-carbon substances and the by-products thereof from rock, shale or other material, and to transact a general oil refining and oil extraction business;

          (2) To carry on the business of licensing others to use apparatus designed or intended for the extraction of petroleum, oil and other hydro-carbon substances and the by-products thereof from rock, shale or other material, upon such terms and conditions as this corporation may deem advisable;

          (3) To manufacture, buy, sell, deal in or in any lawful manner acquire or dispose of and process machinery and equipment of all kinds and description; to acquire, manage, control and dispose of in any lawful manner, all parts, machinery, materials, supplies and any other article or thing necessary, useful or convenient in connection with the manufacture, sale and/or disposition of any of the products of this corporation; to sell, distribute and/or dispose of said products either directly, on commission through agents or in any other manner and also to act as agent, consignment broker or otherwise for any and all products similar to, convenient or useful in connection with the products of this corporation;

          (4) To manufacture, process, finish, store, sell, install, distribute, display and acquire, use, hold or dispose of equipment, tools, machinery, parts, articles or objects of all kinds, character and/or description as may from time to time be deemed needful, necessary, useful or incidental to the business or any part thereof of this corporation;

          (5) To do and perform engineering and architectural works of all kinds, character and description, including preparations of plans and specifications and expert work; to prepare, manufacture, develop and generally deal in and with models, dies, castings, moulds and all other forms and kinds of parts or materials used in connection therewith and to do every and all things that may be found from time to time necessary, useful or advisable in the furtherance of any or all of the business or purposes in which this corporation will engage;

          (6) To become a member of any partnership or a party to any lawful agreement for sharing profits or to any union of interests, agreement for reciprocal concessions, joint adventure, or cooperation or mutual trade agreement with any person, association, partnership, copartnership, firm or corporation that is carrying on, or engaging in or that is about to engage in any business which this corporation is authorized to carry on, or that is conducting or transacting any business capable of being conducted so as directly or indirectly to benefit this corporation;

          (7) To conduct and carry on the business of purchasing, designing, manufacturing, producing, constructing, erecting, assembling, selling and generally dealing in goods, wares, merchandise, materials and supplies of any and every description;

          (8) To purchase, lease or otherwise acquire lands and buildings wherever situate for the erection and establishment of a manufactory or manufactories, plants, buildings and/or workshops for the manufacture, storage, distribution and sale directly or indirectly of any of the products of this corporation;

          (9) To create, establish, build up and maintain a selling or purchasing organization for the promotion, sale, advertisement, distribution or introduction of any and all manufactured products, merchandise, personal property and subject of trade or commerce of every kind and nature, and of any patents, inventions, trademarks or any rights or interests therein and thereto; to manufacture, handle, deal in, contract for, or otherwise acquire, advertise, promote, introduce, distribute, buy, sell, or otherwise dispose of any of the aforesaid, either for itself and on its own account or for any other person, firm, association or corporation as general brokers or otherwise;

          (10) To conduct a general agency business, to employ, engage, hire, and to appoint corporations, firms or individuals in any and all parts of the world, to act as agents and/or brokers and/or factors for this corporation in such capacity or any other capacity whatsoever and on such conditions as may be determined from time to time by the Board of Directors;

          (11) To serve as consultants in an advisory, managerial or supervisory capacity or to act as commercial, purchasing or general agent, factor or representative of individuals, partnerships, associations or corporations engaged in industrial, commercial, mining or mercantile enterprises and as such, to promote, develop and extend their business and aid in any of their enterprises;

          (12) To finance the sales of its products, grant terms of credit in respect thereof, underwrite or have underwritten, discount or in any other manner deal with obligations due to it or to persons, corporations or concerns in which it may be interested;

          (13) To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount with any person, firm, association or corporation;

          (14) To acquire by purchase, lease, license or otherwise, products, processes and formulae, whether patented or unpatented, and to manufacture, produce, sell, introduce, let or otherwise dispose of such products, processes or formulae, or the products or by-products thereof;

          (15) To purchase, lease, exchange, hire or otherwise acquire any and all rights, privileges, permits or franchises suitable or convenient for any of the purposes of its business;

          (16) To undertake and carry on any business, undertaking, enterprise, venture, transaction or operation commonly undertaken or carried on by financiers, promoters, contractors, merchants, or commission agents, and in the course thereof to acquire and dispose of or otherwise turn to account or realize upon all or any negotiable or transferable instruments and securities, including debentures, bonds, notes, certificates of indebtedness, certificates of interest and all kinds of commercial paper;

          (17) To purchase from time to time letters patent of the United States of America and foreign countries, or the right and license to use for certain purposes the inventions or processes embodied in certain letters patent of the United States and foreign countries, heretofore granted, allowed, granted or issued, or which may be hereafter allowed, granted or issued, which may be deemed useful and advantageous in carrying out the further purposes of the corporation hereby created, as herein set forth, and as incidental thereto. To manufacture, procure, cause or license to be manufactured, such inventions or a part thereof, to be used in such manner, and for such purposes as the corporation hereby created and formed shall have the legal right and authority to use or license the same to be used under the letters patent of the United States and foreign countries, purchased or licenses acquired by it as aforesaid;

          (18) To the same extent as natural persons might or could do, as principal or agent, to purchase, manufacture, condemn, or otherwise dispose of and deal in and with lands, real estate and its tenements and appurtenances, including, water, water rights, water lands, water privileges, easements and rights of way of all kinds, franchises, rights and governmental, state, territorial, county and municipal grants and concessions of every kind and character and all other kinds of property, real, personal or mixed, to invest, trade, deal in and with goods, wares and merchandise and real and personal property of every class and description;

          (19) To purchase, contract for, lease, take or otherwise acquire, hold, own, build, construct, erect, rebuild, alter, use, manage, operate, improve, develop, trade and deal in and with, mortgage, hypothecate or otherwise encumber, sell, assign, grant, transfer, convey, exchange, lease, sublease, license to others or otherwise dispose of, real estate and leaseholds, improvements thereon, and fixtures and personal property incidental thereto or connected therewith, and personal property of every kind and description, and any interest, estate or rights therein or thereto, at any and all places in the United States or any other part of the world, and to build, construct, erect, rebuild, alter, improve, operate and maintain buildings and structures and improvements of every kind, character and description thereon;

          (20) To acquire and pay for in cash, stock or bonds of this corporation or otherwise, the good will, business rights, assets and property, and to guarantee, undertake, or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the good will, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business;

          (21) To borrow and lend money, to issue bonds, debentures, notes or obligations and other evidences of indebtedness, secured or unsecured, of the corporation, from time to time, for moneys borrowed or in payment for property purchased or otherwise in connection with any operations of the corporation; to secure any of the same by mortgage or mortgages upon, or by deed or deeds of trust of, or by pledge of, any or all of the property, real or personal, of the corporation wheresoever situated, acquired or to be acquired; and to sell or otherwise dispose of any and all such bonds, debentures or obligations in such manner and upon such terms as may be deemed judicious by the Board of Directors;

          (22) To issue, purchase or otherwise acquire, hold, sell, transfer, reissue or cancel shares of its own capital stock or its own securities or obligations in the manner and to the extent now or hereafter authorized or permitted by the laws of the State of Nevada;

          (23) To carry on any other lawful business whatsoever which the corporation may deem proper, or convenient or capable of being carried on in connection with the foregoing or otherwise, or which may be calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its property; or which may be incidental or conducive to the attainment of its objects and purposes; and to have, enjoy, and exercise all the rights, powers and privileges which are now and which may hereafter be conferred by the laws of Nevada upon corporations; to do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth, either alone or in association with other corporations, associations, firms or individuals, and either as factor, principal or agent, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with, the aforesaid business or businesses or powers or any part or parts thereof, provided the same is not inconsistent with the laws under which this corporation is organized, and to do any and all of the things hereinabove set forth, to the same extent as natural persons might or could do in any part of the world;

          (24) To have one or more offices within or without the State of Nevada; to carry on all or any of its operations and business and without restriction or limit as to the amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country;

          (25) The several clauses contained in this statement of purposes shall be construed both as purposes and powers and the statements contained in each clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers. The business or purpose of this corporation is, from time to time, to do any one or more of the acts and things herein set forth, and it is hereby expressly provided that the foregoing enumeration of purposes and powers shall not be held to limit or restrict in any manner the powers of this corporation.

     FOURTH: The total authorized capital stock of this corporation is One Hundred Ninety-Nine Million, Five Hundred Thousand Dollars ($199,500,000) divided into 250,000,000 shares of Common Stock of the par value of $.75 per share and 12,000,000 shares of Preferred Stock of the par value of $1.00 per share.

     The designations, preferences and relative, participating, optional or other special rights of the shares of each class and the qualifications, limitations or restrictions thereof are as follows:

     The 12,000,000 shares of Preferred Stock may be issued in Series, from time to time, each such Series to have a distinctive designation as shall be stated and expressed in the resolutions adopted by the Board of Directors of the Corporation providing for the issuance of shares of such Series. The following shall also apply to the Preferred Stock:

                    1. The Preferred Stock may be made subject to redemption at such time or times and at such price or prices and may be issued in such Series, with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation.

                    2. The holders of Preferred Stock of any class or Series
               shall be entitled to dividends at such rates, on such conditions and at such times as shall be stated and expressed in the resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, and cumulative or non-cumulative as shall be so expressed in such resolutions adopted by the Board of Directors.

                    3. The holders of Preferred Stock of any class or Series
               shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation as shall be stated and expressed in the resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation.

                    4. Any Preferred Stock of any class or Series may be made
               convertible into, or exchangeable for, shares of any other class or classes or of any other Series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in the resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation.

     Except as otherwise by statute or by the resolutions providing for the issue of the Preferred Stock specifically provided, the Preferred Stock shall have no voting power, and the Common Stock shall have the sole right and power to vote on all matters on which a vote of Stockholders is to be taken. Each holder of Common Stock shall be entitled to vote and shall have one vote for each share thereof held.

     FIFTH: That the names and addresses of the original incorporators are as follows:

         NAMES                                       ADDRESSES
         D. C. Smith                                 Carson City, Nevada
         E. A. Haglund                               Carson City, Nevada
         J. L. Foster                                Carson City, Nevada

     SIXTH: That the period of the existence of said corporation shall be unlimited.

     SEVENTH: That the members of the governing board of the corporation shall be styled directors and that the number of directors of the corporation shall be fixed by the By-Laws of the corporation and may be altered from time to time as provided therein, but in no event shall the number of directors of the corporation be less than three nor more than sixteen. At each annual meeting of stockholders commencing with the year 1986, a director shall be elected to hold office for a term of one year and until such person's successor shall be duly elected and qualify, provided that any director whose current term of office extends beyond the annual meeting of stockholders in the year 1986 shall continue in office until the end of the term for which he was elected or his earlier resignation, removal or death. Any vacancies created in the Board of Directors, through increase in the number of directors or otherwise, may be filled in accordance with the By-Laws of the corporation and the applicable laws of the State of Nevada. Any director elected solely by the holders of any class or series of Preferred Stock of the corporation pursuant to the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of such class or series of Preferred Stock shall serve for such period and have such voting powers as shall be stated and expressed in the resolutions adopted by the stockholders or the Board of Directors of the corporation providing for the issuance of shares of such class or series. The term of office of any director elected as provided in the preceding sentence may be greater or less than that of any other director.

     That the names and post office addresses of the first Board of Directors are as follows:

       NAMES                                       ADDRESSES
       D. C. Smith                                 Carson City, Nevada
       E. A. Haglund                               Carson City, Nevada
       J. L. Foster                                Carson City, Nevada

     EIGHTH: That the capital stock of the corporation shall not be subject to assessment;

     That the private property of the stockholders, directors and officers shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors are expressly authorized:

               To hold their meetings, to have one or more offices, and to keep the books of the corporation, except as may be otherwise specifically provided by the laws of the State of Nevada, within or without the State of Nevada, at such places as may be from time to time designated by them.

               To determine from time to time whether and if allowed, under what conditions and regulations the accounts and books of the corporation (other than the books required by law to be kept at the principal office of the corporation in Nevada) or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted or limited accordingly;

               To make, alter, amend and rescind the ByLaws of the corporation, to fix the amount to be reserved as working capital; and to fix the times for the declaration and payment of dividends; to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;

               With the consent in writing or pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, at a stockholders' meeting duly called for that purpose, to sell, assign, transfer, or otherwise dispose of the property of the corporation as an entirety;

               In order to promote the interests of the corporation and to encourage the utilization of the corporation's lands and other property, to sell, assign, transfer, lease and in any lawful manner dispose of such portions of said property as the Board of Directors shall deem advisable, and to use and apply the funds received in payment therefor to the surplus account for the benefit of the corporation, or the payment of dividends, or otherwise; provided that a majority of the whole board concur therein, and further provided that the capital stock shall not be decreased except in accordance with the laws of Nevada;

               By a resolution passed by a majority of the whole Board, under suitable provision of the By-laws, to designate three or more of their number to constitute an executive committee, which committee shall, for the time being, as provided in said resolution or in the By-Laws, have and exercise any or all the powers of the Board of Directors which may be lawfully delegated in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

     TENTH: No Stockholder of this Corporation shall have any preemptive or preferential right of subscription to any shares of stock of this Corporation, or to Options, Warrants or other interests therein or therefor, or to any obligations convertible into stock of this Corporation, issued or sold, nor any other right of subscription to any thereof other than such, if any, as the Board of Directors of this Corporation in its discretion, from time to time, may determine, and at such price or prices as the Board of Directors from time to time may fix pursuant to the authority hereby conferred by the Articles of Incorporation of this Corporation, and the Board of Directors may issue stock of this Corporation, or Options, Warrants or interests therein or therefor, or obligations convertible into stock, without offering such issue of stock, Options, Warrants or other interests therein or therefor, or obligations convertible into stock of this Corporation, either in whole or in part, to the Stockholders of this Corporation. The acceptance of stock in this Corporation shall be a waiver of any such preemptive or preferential rights which, in the absence of this provision, otherwise might be asserted by Stockholders of this Corporation, or any of them.

     ELEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

               (1) In the absence of fraud, no contract, transaction or other act of the Corporation shall be affected or invalidated in any way by the fact that any director of the Corporation, any other person, firm or corporation which owns capital stock of the Corporation (whether or not a majority of such capital stock), or any affiliate or subsidiary of such other person, firm or corporation, is in any way interested in or connected with any other party to such contract, transaction or act or is himself or itself a party to such contract, transaction or act, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said Board at which such contract, transaction or act is authorized, ratified or confirmed; and any director may be counted in determining the existence of a quorum at any meeting at which such contract, transaction or act is authorized, ratified or confirmed, and may vote thereat in connection with such authorization, ratification or confirmation with like force and effect as if he were not interested in or connected with any other party, or was not himself a party to such contract, transaction or act.

               (2) The Board of Directors in its discretion may submit for approval, ratification or confirmation by the stockholders at any meeting thereof any contract, transaction or act of the Board of Directors or of any officer, agent or employee of the corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the corporation and upon the stockholders thereof as though it had been approved, ratified and confirmed by each and every stockholder of the corporation.

               (3) The corporation shall, to the fullest extent provided by the Nevada General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Law.

               The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, statute, rule or by common law or otherwise.

               (4) The corporation reserves the right to amend, alter or repeal any provisions contained in these articles of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     TWELFTH: 1. The affirmative vote of the holders of not less than a majority of the Voting Stock (as hereinafter defined) of the corporation shall be required before the corporation may purchase any outstanding shares of Common Stock of the corporation at a price known by the corporation to be above Market Price (as hereinafter defined) from a person known by the corporation to be a Selling Stockholder (as hereinafter defined), unless (a) the purchase is made as part of an offer by the corporation to all holders of Common Stock to purchase shares of Common Stock on the same terms or (b) the purchase is made by the corporation from any employee benefit plan now or hereafter maintained by the corporation.

     2. For purposes of Article TWELFTH:

               (a) The term "Voting Stock" shall mean the outstanding shares of stock of the corporation entitled to vote in elections of Directors of the corporation considered as one class.

               (b) The majority vote required by Section 1, when applicable, shall be in addition to any lesser vote or no vote required or permitted by law or these Articles of Incorporation exclusive of this Article TWELFTH and the shares of the Selling Stockholder shall, for this purpose, be counted as having abstained regardless of how they have been voted.

               (c) The term "Market Price" shall mean the highest closing sale price, during the 30-day period immediately preceding the date of the making of such purchase agreement, of a share of the Common Stock of the corporation on the Composite Tape for New York Stock Exchange Issues, or, if such stock is not quoted on the Composite Tape or is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock.

               (d) The term "Selling Stockholder" shall mean and include any person who or which is the beneficial owner of in the aggregate five percent or more of the outstanding shares of Common Stock of the corporation and who or which has purchased or agreed to purchase any of such shares within the most recent two-year period.

               (e) A "person" shall mean any individual, firm, partnership, corporation or other entity.

               (f) A person shall be the "beneficial owner" of any shares of Common Stock of the corporation:

                    (i) which such person or any of its Affiliates or Associates
               (as hereinafter defined) beneficially owns, directly or indirectly; or

                    (ii) which such person or any of its Affiliates or
               Associates has (a) the right to acquire (whether such right is conditional or exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                    (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing thereof.

               (g) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

               (h) For the purposes of determining whether a person is a Selling Stockholder, the number of shares of Common Stock deemed to be outstanding and the number of shares beneficially owned by the person shall include shares respectively deemed owned through application of paragraph (f) of this Section 2 but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (i) Nothing contained in this Article TWELFTH shall be construed to relieve any Selling Stockholder or any other person from any fiduciary obligation imposed by law.

               (j) The Board of Directors of the corporation shall have the power to construe and interpret this Article TWELFTH, including, without limitation, (i) whether a person is a Selling Stockholder,
          (ii) whether a person is an Affiliate or Associate of another, (iii) whether Section 1 is or has become applicable in respect of a proposed transaction, (iv) what is the Market Price and whether a price is above Market Price, and (v) when or whether a purchase or agreement to purchase any share or shares of Common Stock of the corporation has occurred and when or whether a person has become a beneficial owner of any share or shares of Common Stock of the corporation. Any decision or action reasonably taken by the Board of Directors in good faith arising out of or in connection with the construction or interpretation of this Article TWELFTH shall not constitute a violation of and shall be deemed to be in accordance with the terms of this Article TWELFTH.

     THIRTEENTH: No director or officer shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article THIRTEENTH shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

     Jefferson F. Allen is the executive vice president of Tosco Corporation and that Wilkes McClave is the secretary of the corporation; that they have been authorized to execute the foregoing certificate by resolution of the board of directors, adopted at a meeting of the directors duly called and that such meeting was held on the 19th day of November 1996 and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

     Dated: February 12, 1997

                                TOSCO CORPORATION

                                 By:/s/____________________________
                                    Jefferson F. Allen
                                    Its Executive Vice President


                                 and /s/___________________________
                                 Wilkes McClave
                                  Its Secretary

 STATE OF CONNECTICUT  )
                       )ss.
COUNTY OF FAIRFIELD    )


         I, Jane A. Giles, a notary public, do hereby certify that on this 12th day of February, 1997, personally appeared before me Jefferson F. Allen and Wilkes McClave, who being by me first duly sworn, declared that they are the Executive Vice President and Secretary of Tosco Corporation, that they signed the foregoing documents as Executive Vice President and Secretary of the corporation, and that the statements therein contained are true.


                                                     /s/-----------------------
                                                              Notary Public

(Notarial Seal)

         My commission expires 10/31/2000